NEWS RELEASE

25 Sawyer Passway ● Fitchburg, Massachusetts 01420

Exhibit 99.01

FOR IMMEDIATE RELEASE

Micron Solutions, Inc. Announces Changes
to Executive Management

FITCHBURG, MA, July 17,  2019 – Micron Solutions, Inc. (NYSE American: MICR) (the “Company”), a diversified contract manufacturing organization, through its wholly-owned subsidiary, Micron Products, Inc., producing highly-engineered, innovative components requiring precision machining and injection molding, announces today the appointment of Mr. Wayne M. Coll as its Chief Financial Officer, effective July 15,  2019.

Mr. Coll previously served as Chief Financial Officer in various companies in the medical device industry, including National Dentex Corporation, Modern Dental Laboratory USA and Keystone Dental, Inc. Mr. Coll’s depth of experience in mergers and acquisitions contributed to strong growth at his predecessor companies. Mr. Coll brings to Micron over 30 years of financial management experience,  focused on scaling operations for growth in a multitude of ownership environments, including the public market, while improving profitability.

“I welcome the opportunity to work closely with Bill Laursen, our CEO, the Board of Directors, Mike Simmons, SVP of Operations, and the team of passionate folks at Micron.  I intend to work closely with all to help drive growth and value creation for our customers and our shareholders,” said Mr. Coll.

“I am excited to have Wayne join our talented team as the CFO, working cohesively together as we usher in a new era of growth,  strategy, business development, and leadership.” said Mr. Laursen.

About Micron Solutions, Inc.

Micron Solutions, Inc., through its wholly-owned subsidiary, Micron Products, Inc., is a diversified contract manufacturing organization that produces highly-engineered, innovative medical device components requiring precision machining and injection molding.  The Company also manufactures components, devices and equipment for military, law enforcement, industrial and automotive applications.  In addition, the Company is a market leader in the production and sale of silver/silver chloride coated and conductive resin sensors used as consumable component parts in the manufacture of integrated disposable electrophysiological sensors.  The Company’s strategy for growth is to build a best-in-class contract manufacturer with a specialized focus on plastic injection molding and highly-engineered medical devices and components requiring precision machining.

The Company routinely posts news and other important information on its websites:

http://www.micronsolutionsinc.com and http://www.micronproducts.com

-END-

Micron Solutions, Inc. Announces Changes to Management
July 17,  2019

Safe Harbor Statement

Forward-looking statements made herein are based on current expectations of Micron Solutions, Inc. (“our” or the “Company”) that involve a number of risks and uncertainties and should not be considered as guarantees of future performance. The factors that could cause actual results to differ materially include our ability to obtain and retain order volumes from customers who represent significant proportions of net sales; our ability to maintain our pricing model, offset higher costs with price increases and/or decrease our cost of sales; variability of customer delivery requirements; the level of and ability to generate sales of higher margin products and services; our ability to manage our level of debt and provisions in the debt agreements which could make the Company sensitive to the effects of economic downturns and limit our ability to react to changes in the economy or our industry; failure to comply with financial and other covenants in our credit facility; reliance on revenues from exports and impact on financial results due to economic uncertainty or downturns in foreign markets; volatility in commodity and energy prices and our ability to offset higher costs with price increases; continued availability of supplies or materials used in manufacturing at competitive prices; variations in the mix of products sold; continued availability of supplies or materials used in manufacturing at competitive prices; and the amount and timing of investments in capital equipment, sales and marketing, engineering and information technology resources.  More information about factors that potentially could affect the Company's financial results is included in the Company's Annual Report on Form 10-K and other filings with the Securities and Exchange Commission.

For more information, contact:

Wayne M.  Coll

Chief Financial Officer

978.345.5000

-END-